UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2009 (February 12, 2009)
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9813	94-2347624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Bonus Program
We maintain a bonus program administered annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The purpose of the bonus program is to reward employees for successful achievement of certain corporate goals. The Compensation Committee historically sets a one year performance period to run from January 1 through December 31 and establishes a list of corporate goals for that period as well as bonus amounts tied to each goal. The extent to which these corporate goals are achieved determines the amount of funds available in the bonus pool. The bonus pool is allocated among eligible employees based on recommendations from management and approval by the Compensation Committee.
All employees working 20 hours or more per week (except for interns, post-doctoral fellows, employees covered by a sales compensation plan, temporary employees and employees hired after September 28, 2009), including all of our named executive officers, are eligible to participate in the fiscal year 2009 annual bonus program. Eligible employees must remain employed by Genentech at the time awards are paid out under the program in order to receive their awards, if any. The Compensation Committee may modify, amend, revoke or suspend the annual bonus program at any time in its sole discretion.
On February 12, 2009, the Compensation Committee approved corporate goals and associated bonus target amounts for fiscal year 2009. The Compensation Committee approved targets and goals in the following four categories, weighted as indicated: (i) corporate/financial goals, including growth in earnings per share and achievement of an operating margin target (30%); (ii) research and development goals relating to new molecular entities, patient enrollment, regulatory filings and the advancement of certain clinical trials (35%); (iii) commercial goals relating to product sales, expenses and reimbursement (20%); and (iv) product manufacturing and regulatory goals relating to regulatory inspections, inventory levels, facility licensure, qualification batches, production costs and facility operations (15%).
An additional amount may be added to the bonus pool if we achieve certain earnings per share growth and operating revenue growth that are above the median of those same financial measures from a group of thirteen peer companies in the pharmaceutical and biotechnology industries.
The actual bonuses payable for fiscal year 2009, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the corporate goals approved by the Compensation Committee. Management and the Compensation Committee retain the discretion to increase, reduce or eliminate the bonus that otherwise might be payable to any individual based on actual performance as compared to pre-established goals. The specific amounts payable to participants in the bonus program, including named executive officers, have not been determined.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date: February 19, 2009	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, Secretary and Chief Compliance Officer